                                                                   Exhibit 10.93
                       CONSENT PURSUANT TO SECTION 6.2(a)
                                     OF THE
             AGREEMENT AND PLAN OF REORGANIZATION AND CONTRIBUTION

WHEREAS, TeleCorp PCS, Inc. ("Telecorp"), Tritel, Inc. ("Tritel") and AT&T Wireless Services, Inc. are parties to that certain Agreement and Plan of Reorganization and Contribution dated as of February 28, 2000 (the "Merger Agreement");

WHEREAS, TeleCorp desires to issue Senior Subordinated Notes (the "Notes") in an aggregate principal amount of up to $450,000,000, which Notes are to be subordinated on a senior subordinated basis by TeleCorp Communications, Inc.;

WHEREAS, inter alia, Sections 6.2(a)(iii)(I) and (M) of the Merger Agreement restrict TeleCorp's ability to incur additional unsecured indebtedness in an aggregate amount that exceeds $100,000,000; and

WHEREAS, TeleCorp seeks a consent from Tritel to issue the Notes;

NOW THEREFORE, for other good and valuable consideration:

          Pursuant to Section 6.2(a) of the Merger Agreement, Tritel hereby consents to the issuance of the Notes by TeleCorp.

          Dated as of July 10, 2000.


                                           Tritel, Inc.


                                           By:/s/ William M. Mounger, II
                                              --------------------------
                                              William M. Mounger, II
                                              Chairman & Chief Executive Officer